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                                                                    EXHIBIT 4.12


                                   VERIO INC.

                                  $400,000,000

                          11 1/4% SENIOR NOTES DUE 2008

                               PURCHASE AGREEMENT


                                                              New York, New York
                                                               November 20, 1998

SALOMON SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
FIRST UNION CAPITAL MARKETS,
  a division of WHEAT FIRST SECURITIES, INC.
c/o Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

         Verio Inc., a Delaware corporation (the "Company"), proposes to sell, severally and not jointly, to Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and First Union Capital Markets (together, the "Initial Purchasers") $400,000,000 principal amount of its 11 1/4% Senior Notes Due 2008 (the "Securities") as set forth on Schedule I hereto, to be issued under an indenture (the "Indenture") dated as of November 25, 1998 between the Company and First Trust National Association, as trustee (the "Trustee").

         The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. The Initial Purchasers have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder in accordance with Section 4 of this agreement (this "Agreement" or the "Purchase Agreement") as soon as they deem advisable.

         In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated November 17, 1998 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"),

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and a final offering memorandum, dated November 20, 1998 (the "Final
Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement subsequent to the Execution Time.

         The holders of the Securities will be entitled to the benefits of the Registration Agreement dated as of November 25, 1998, between the Company and the Initial Purchasers (the "Registration Agreement").

         This Agreement, the Indenture, the Securities and the Registration Agreement are referred to herein as the "Transaction Documents".

         Capitalized terms used herein without definitions have the respective meanings assigned to them in the Final Memorandum.

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

         (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

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         (b) The Company has been advised by The Portal Market that the
    Securities have been designated Portal-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

         (c) None of the Company nor any of its Affiliates (as defined in Rule 501(b) under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

         (d) None of the Company nor any of its Affiliates (as defined in Rule 501(b) under the Securities Act) or any person (other than the Initial Purchasers, as to whom the Company makes no representation) acting at the request of the Company has engaged, in connection with the offering of the Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, (B) in any directed selling efforts within the meaning of Rule 902 under the Securities Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Securities Act, (C) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (D) in any action which would require the registration of the offering and sale of the Securities pursuant to this Agreement or which would violate applicable state securities or "blue sky" laws.

         (e) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 are true, correct and complete, and assuming compliance by the Initial Purchasers with their covenants in
    Section 4, and assuming that the representations and warranties deemed to be made by non-U.S. persons and "qualified institutional buyers" ("QIBs") (as defined in Rule 144A under the Securities Act) purchasing Securities are true and correct as of the Closing Date, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Securities by

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    the Initial Purchasers in accordance with, this Agreement to register the Securities under the Securities Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").



         (f) The subsidiaries of the Company listed on Schedule II hereto (also referred to herein as the "Subsidiaries") are the only subsidiaries of the Company that constitute "significant subsidiaries" within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act. Each of the Company and the Subsidiaries has been duly organized or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, with all requisite power and authority under such laws (a) to own, lease and operate their respective properties and to conduct their respective businesses as now conducted and as described in the Final Memorandum and (b) to enter into, deliver, incur and perform their respective obligations under the Transaction Documents, except, in the case of the foregoing subclause (a) for authorizations, approvals, orders, leases, certificates and permits, the failure of which to possess could not reasonably be expected to have a Material Adverse Effect (as defined below); and are all duly qualified to do business as foreign partnerships or corporations in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect (i) on the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole or (ii) on the ability of the Company to perform any of its obligations under the Transaction Documents or to consummate any of the transactions contemplated hereby or thereby (a "Material Adverse Effect"). The Company has no ISP affiliates (other than the Subsidiaries) that would individually constitute a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, if any such ISP affiliate were a subsidiary of the Company.

         (g) The Securities, the Exchange Notes and the Private Exchange Notes have been duly authorized by the Company, and the Company has all requisite corporate power

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    and authority to execute, issue and deliver the Securities, the
    Exchange Notes and the Private Exchange Notes and to incur and perform its obligations provided for therein.



         (h) The Securities, when executed, authenticated and issued in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms thereof; and the Exchange Notes and the Private Exchange Notes, if any, when executed, authenticated, issued and delivered by the Company in exchange for the Securities in accordance with the terms of the Registration Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms thereof; subject, in the case of each of the foregoing, to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and
    (c) the discretion of the court before which any proceeding therefor may be brought (clauses (a), (b) and (c) being referred to herein as the "Enforceability Limitations") and except that the waiver of stay or extension laws contained in Section 5.15 of the Indenture may be unenforceable.

         (i) This Agreement has been, and, as of the Closing Date, the Indenture, and the Registration Agreement will have been, duly authorized, executed and delivered by the Company, and upon such execution by the Company (assuming the due authorization, execution and delivery by parties thereto other than the Company), as of the Closing Date, the Indenture and the Registration Agreement will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof or thereof, subject only to the Enforceability Limitations and except that the waiver of stay or extension laws contained in Section 5.15 of the Indenture may be unenforceable.

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         (j) No consent, waiver, authorization, approval, license, qualification or order of, or filing or registration with, any court or governmental or regulatory agency or body, domestic or foreign, is required for the issue and sale of the Securities or the Exchange Notes or the Private Exchange Notes, if any, the performance by the Company of its obligations under the Transaction Documents, or for the consummation of any of the transactions contemplated hereby or thereby, including, without limitation, the issuance and sale of the Securities hereunder, except such as may be required (A) in connection with the registration under the Securities Act of the Exchange Notes or the Private Exchange Notes, if any, pursuant to the Registration Agreement (including any filing with the NASD), (B) in order to qualify the Indenture under the Trust Indenture Act or (C) by state securities or "blue sky" laws in connection with the offer and sale of the Securities or the registration thereof or of the Exchange Notes or the Private Exchange Notes pursuant to the Registration Agreement.

         (k) The issuance, sale and delivery of the Securities, the Exchange Notes and the Private Exchange Notes, if any, the execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Agreement and the consummation by the Company of the transactions contemplated hereby, thereby and in the Final Memorandum and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the Company or the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which any of the Company or the Subsidiaries is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject (collectively, "Contracts") (and the Company has no knowledge of any conflict, breach or violation of such terms or provisions or of any such default, in any such case, which has occurred or will so result), (B) the articles or by-laws (each, an "Organizational Document") of each of the

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    Company and the Subsidiaries or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. Schedule III hereto lists each Contract with respect to which any conflict, breach or violation of the terms or provisions thereof or any default with respect thereto could have a Material Adverse Effect (each such Contract being referred to herein as a "Material Contract").

         (l) The Securities, the Exchange Notes, the Private Exchange Notes, the Indenture and the Registration Agreement will each conform in all material respects to the descriptions thereof in the Final Memorandum.

         (m) The audited consolidated financial statements included in the Final Memorandum, including the notes thereto, respectively present fairly the financial position of each of the Company and its consolidated subsidiaries, On-Ramp Technologies, Inc., Global Enterprise Services-Network Division, Compute Intensive Inc., NorthWestNet, Inc., Aimnet Corporation, West Coast Online, Inc., Clark Internet Services, Inc., ATMnet Corporation, Global Internet Network Services, Inc., Pennsylvania Research Partnership Network, Monumental Network Systems, Inc., Internet Servers, Inc., NSNet, Inc., Access One, Inc., STARnet, L.L.C., Computing Engineers Inc., LI Net, Inc., NTX, Inc. and Hiway Technologies, Inc. and its consolidated subsidiaries at the dates indicated, and the statement of operations, stockholders' deficit/equity and cash flows of each of such persons and, where applicable such persons' consolidated subsidiaries for the periods have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Final Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements of the Company and its consolidated subsidiaries included in the Final Memorandum. KPMG Peat Marwick LLP, which has examined such financial statements (excluding those of Hiway Technologies, Inc. and its consolidated subsidiaries) as set forth in its report included in the Final Memorandum, is an independent public accounting firm with respect to each of such persons and, where applicable such persons'

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    Subsidiaries within the meaning of Regulation S-X under the Securities
    Act. Each of PriceWaterhouseCoopers LLP and De Meo, Young, McGrath & Company, P.A., which have examined the financial statements of Hiway Technologies, Inc. and its consolidated subsidiaries as set forth in their respective reports included in the Final Memorandum, is an independent public accounting firm with respect to such person and, where applicable, such persons' subsidiaries and with respect to the Company within the meaning of Regulation S-X under the Securities Act. Except as disclosed in the Final Memorandum, the pro forma financial information relating to the Company and its Subsidiaries and the related notes thereto included in the Final Memorandum present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial adjustments and have been properly computed on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (n) Since the respective dates as of which information is given in the Final Memorandum, except as otherwise specifically stated therein, there has been no (A) material adverse change in the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) transaction entered into by any of the Company or the Subsidiaries, other than in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole or (C) dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

         (o) The Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum under the caption "Description of Capital Stock"; all of the outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document). Except as set forth in the Final Memorandum under the caption "Business -- The Verio Organization", the Company does not own, directly or indirectly, any material amount of shares, or

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    any other material amount of equity or long-term debt securities or have any material equity interest in any firm, partnership, joint venture or other entity. Except as set forth in the Final Memorandum, no holder of any securities of the Company is entitled to have such securities (other than the Securities, the Exchange Notes and the Private Exchange Notes, if any) registered under any registration statement contemplated by the Registration Agreement. All of the outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document).

         (p) None of the Company nor the Subsidiaries is (A) in violation of its respective Organizational Documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or the Subsidiaries or any of their respective assets or properties, or other governmental or regulatory authority, agency or other body, other than, in the case of clause (B) or (C), such defaults or violations which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and any real property and buildings held under lease by the Company or the Subsidiaries are held by the Company or such Subsidiary, as the case may be, under valid, subsisting and enforceable leases with such exceptions which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

         (q) Except as set forth in the Final Memorandum, each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by it as described in the Final Memorandum, except where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of the Company

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    nor the Subsidiaries has received any notice of infringement of or conflict with (nor knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property.

         (r) Each of the Company and the Subsidiaries has obtained all material consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations (collectively, the "Licenses") of and from, and has made all declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use its properties and assets and to conduct its businesses in the manner described in the Final Memorandum. None of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or denial of any application for, any License which, if the subject of any unfavorable decision, ruling or finding, could, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such License, except where such revocation or termination could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and the Licenses referred to above place no restrictions on the Company or any of the Subsidiaries that are not described in the Final Memorandum, except where such restrictions could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

         (s) There is no legal action, suit, proceeding, inquiry or investigation before or by any court or governmental body or agency, domestic or foreign, now pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective properties which would be required to be disclosed in a registration statement filed under the Securities Act.

         (t) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any of the Company or the Subsidiaries.

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         (u) Except as described in the Final Memorandum, including the financial statements and notes thereto included therein, each of the Company and the Subsidiaries has good and marketable title to all real and personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

         (v) None of the Company or any of the Subsidiaries is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         (w) None of the Company nor any of the Subsidiaries nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, the Exchange Notes or the Private Exchange Notes.

         (x) No strike, labor problem, dispute, slowdown, work stoppage or disturbance with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is threatened which could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

         (y) The Company has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         (z) The statistical and market-related data included in the Final Memorandum are based on or derived from independent sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

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         (aa) The Company is, and immediately after the Closing Date will be,
    Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company exceeds its respective liabilities (including without limitation, stated liabilities and identified contingent liabilities), (B) the present fair salable value of the assets of the Company will exceed its respective probable liabilities on its debts (including without limitation, stated liabilities and identified contingent liabilities), (C) the fair market value of the Company's total assets exceeds its total liabilities, including identified contingent liabilities, by an amount at least equal to the total par value of its common stock both immediately prior to and after the Offering, (D) the Company is and will be able to pay its debts (including without limitation, stated liabilities and identified contingent liabilities) as such debts mature and (E) the Company will not have unreasonably small capital with which to conduct its present and anticipated business.

         (bb) Except as described in the Final Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) to the Company's knowledge, each of the Company and the Subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) to the Company's knowledge, each of the Company and the Subsidiaries (i) has made all filings and provided all notices required under any applicable Environmental Law, and (ii) has, and is in compliance with, all Permits required under any applicable Environmental Laws, and (iii) each of them is in full force and effect, (C) to the Company's knowledge, there is no civil, criminal or administrative action, or, investigation, notice or demand letter or request for information pending or threatened against the Company or any of the Subsidiaries under any Environmental Law, and (D) to the Company's knowledge, no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary.

         For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations relating to the protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of "hazardous substances," as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         (cc) Except as described in the Final Memorandum, none of the Company nor any of the Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such Subsidiary is or has ever been a participant, which, individually in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. With respect to such plans, each of the Company and the Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have or a result in a Material Adverse Effect.

         (dd) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that
    (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (ee) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (ff) Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or to Cahill Gordon & Reindel, counsel for the Initial Purchasers ("Counsel for the Initial Purchasers") pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

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

         2. Purchase and Sale of the Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, plus accrued interest, if any, from November 25, 1998 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

         3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 9:00 AM, New York City time, on November 25, 1998 or such later date as the Initial Purchasers shall designate, which date and time may be postponed by agreement among the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Initial Purchasers for the respective accounts of the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer of same day funds or such other manner of payment as may be agreed by the Company and the Initial Purchasers. Delivery of the Securities shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or such other location as may be mutually agreed upon by the Company and the Initial Purchasers. Certificates for the Securities shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Closing Date.

         The Company agrees to have the Securities available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 10:00 AM on the business day prior to the Closing Date.

         4. Offering of Securities. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

         (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be QIBs and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

         (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Regulation D in the United States.

         5. Agreements of the Company. The Company agrees with each Initial Purchaser that:

         (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Preliminary Memorandum and the Final Memorandum and any amendments and supplements thereto as each Initial Purchaser and Counsel for the Initial Purchasers may reasonably request.

         (b) The Company will not at any time make any amendment or supplement to the Preliminary Memorandum or the Final Memorandum without the prior written consent of the Initial Purchasers.

         (c) The Company will immediately notify each Initial Purchaser and confirm such notice in writing of (x) any filing made by the Company relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction and
    (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and its Subsidiaries that (i) make any statement in the Final Memorandum false or misleading in any material respect or (ii) are not disclosed in the Final Memorandum. In such event or if at any time prior to completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not its affiliates (as determined by the Initial Purchasers) any other event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Initial Purchasers or Counsel for the Initial Purchasers, to amend or supplement the Final Memorandum in order that the Final Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if in the opinion of the Initial Purchasers or Counsel for the Initial Purchasers, such amendment or supplement is necessary to comply with applicable law, the Company will, subject to paragraph (b) of this Section 5, promptly prepare, at its own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance agreed upon by the Initial Purchasers and Counsel for the Initial Purchasers), so that as so amended or supplemented, the statements in the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Final Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. The Company agrees to notify the Initial Purchasers in writing to suspend use of the Final Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Company to suspend use of the Final Memorandum until the Company has amended or supplemented the Final Memorandum to correct such misstatement or omission or to effect such compliance.

         (d) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) under the Securities Act) will solicit any offer to buy or offer or sell the Securities, the Exchange Notes or the Private Exchange Notes, if any, by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act), or by means of any directed selling efforts (as defined in Rule 902 under the Securities
    Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act prior to the effectiveness of a registration statement with respect to the Securities, the Exchange Notes or the Private Exchange Notes, as applicable.

         (e) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) under the Securities Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

         (f) The Company (A) will, so long as the Securities are outstanding, furnish to the Trustee on a timely basis, pursuant to the Indenture, whether or not the Company has a class of securities registered under the Exchange Act, (i) within 135 days of the end of each fiscal year, audited year-end consolidated financial statements of the Company (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form required under Regulation S-X under the Securities Act and the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (ii) within 60 days of the end of each fiscal quarter, unaudited quarterly consolidated financial statements of the Company (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form required by Regulation S-X under the Securities Act and the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period, and (B) will furnish to the Initial Purchasers copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities or to the Trustee. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

         (g) The Company will use its reasonable best efforts in cooperation with the Initial Purchasers to (i) permit the Securities to be eligible for clearance and settlement through DTC and (ii) permit the Securities to be designated as securities eligible for trading in The Portal Market in accordance with the rules and regulations of the NASD.

         (h) Prior to the Closing Date, the Company will furnish to each Initial Purchaser, if and as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements of the Company appearing in the Final Memorandum which have been prepared in the ordinary course of business.

         (i) The Company will arrange for the registration and qualification of the Securities for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchasers may designate in connection with the resale of the Securities as contemplated by this Agreement and the Final Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5(i), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Time then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company shall promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction or the institution, threatening or contemplation of any proceeding for such purpose.

         (j) The Company will use the proceeds received from the Offering in the manner specified in the Final Memorandum under the heading "Use of Proceeds."

         (k) The Company will not, and will not permit any of its Affiliates (as defined in Rule 501(b) under the Securities Act) to, resell any Securities that have been acquired by any of them.

         6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) (i) At the Closing Date, the Initial Purchasers shall have received the opinion of Morrison & Foerster LLP, counsel to the Company, dated as of the Closing Date, in the form set forth below and otherwise reasonably satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers, to the effect that:

                  (1) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Final Memorandum and to enter into and perform its obligations under this Agreement and each of the other Transaction Documents;

                  (2) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Memorandum under the caption "Description of Capital Stock";

                  (3) Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum; all of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel's knowledge and information, except as set forth in the Final Memorandum under the caption "Business -- The Verio Organization", is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                  (4) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Securities, the Exchange Notes, the Private Exchange Notes, the

         Indenture and the Registration Agreement; and each of this Agreement, the Securities, the Exchange Notes, the Private Exchange Notes, the Indenture and the Registration Agreement has been duly authorized by the Company;

                  (5) No consent, waiver, approval, authorization, license, qualification or order of or filing or registration with any court or governmental or regulatory agency or body is required for the execution and delivery by the Company of this Agreement, the Indenture or the Registration Agreement or for the issue and sale of the Securities, the Exchange Notes or the Private Exchange Notes, if any, or the performance by the Company of its obligations under the Transaction Documents, or for the consummation of any of the transactions contemplated hereby or thereby, except such as may be required (A) in connection with the registration under the Securities Act of the Exchange Notes or the Private Exchange Notes, if any, under the Registration Agreement, (B) in order to qualify the Indenture under the Trust Indenture Act and (C) by state securities or "blue sky" laws in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which such counsel need express no opinion);

                  (6) The issuance, sale and delivery of the Securities, the Exchange Notes and the Private Exchange Notes, if any, the execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Agreement (in each case assuming due authorization and execution by each party other than the Company), and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any provision of the Certificate of Incorporation or By-laws of the Company, (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any Material Contract identified in Schedule III hereto (provided that such counsel need not express an opinion as to any potential violation of any financial covenant contained in any Material Contract) or (C) any law, statute, rule, or regulation or any order, decree or judgment known to such counsel to be applicable to the Company or any Subsidiary, of any court or governmental or regulatory agency or body or arbitrator known to such counsel to have jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets;

                  (7) The Purchase Agreement has been duly authorized, executed and delivered by the Company;

                  (8) The statements in the Offering Memorandum under the headings "Offering Memorandum Summary - The Offering," "Description of Capital Stock," "Description of the 1997 Notes," "Description of the March 1998 Notes," "Description of the Notes," "Exchange Offer; Registration Rights" and "Certain Transactions," insofar as such statements purport to summarize certain provisions of the Securities, the Exchange Notes, the Indenture, the Registration Agreement, the Company's authorized and outstanding capital stock, the Company's 13-1/2% Senior Notes due 2004 and the Company's 10-3/8% Senior Notes Due 2005, provide a fair summary of such provisions of such agreements and instruments;

                  (9) The statements in the Offering Memorandum under the caption "Certain Federal Income Tax Considerations" fairly and accurately summarize the material United States federal tax consequences of owning the Securities;

                  (10) Each of the Indenture and the Registration Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization and execution by each party thereto other than the Company) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) with respect to the Indenture and the Registration Agreement, the Enforceability Limitations, including the waiver contained in Section 5.15 of the Indenture, and (b) with respect to the Registration Agreement, as to rights of indemnification and contribution, principles of public policy or federal or state securities laws relating thereto;

                  (11) Each of the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for in accordance with the terms of this Agreement, and the Exchange Notes and the Private Exchange Notes, if any, when executed, authenticated and delivered in exchange for the Securities in accordance with the terms of the Registration Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Limitations;

                  (12) To the knowledge of such counsel, other than as described in the Final Memorandum, no legal, regulatory or governmental proceedings are pending to which the Company is a party or to which the property or assets of the Company are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, could have a material adverse effect on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby or by the Offering Memorandum and to the knowledge of such counsel, no such material proceedings have been threatened against the Company or with respect to any of its respective assets or properties;

                  (13) Assuming (a) the accuracy of, and compliance with, the representations, warranties and covenants of the Company in subsections 1(c) and 1(d) of the Purchase Agreement, (b) the accuracy of, and compliance with, the representations, warranties and covenants of the Initial Purchasers in Section 4 of the Purchase Agreement, (c) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Final Memorandum and (d) receipt by the purchasers to whom the Initial Purchasers initially resell the Securities of a copy of the Final Memorandum prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Securities or in connection with the initial resale of such Securities in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Securities;

                  (14) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and

                  (15) Neither the consummation of the transactions contemplated hereby nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Preliminary Memorandum and Final Memorandum and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except and only to the extent set forth in subclauses (8) and (9) above), on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Final Memorandum at the date thereof or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial or statistical data set forth or referred to in the Final Memorandum).

         In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

         References to the Final Memorandum in this subsection (a)(i) include any supplements thereto at or prior to the Closing Date.

         (ii)     At the Closing Date, the Initial Purchasers shall have

    received the opinion of Carla Hamre Donelson, Esq., General Counsel to the Company, dated as of the Closing Date, in the form set forth below and otherwise reasonably satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers, to the effect that:

                  (1) To the knowledge of such counsel, other than as described in the Final Memorandum, no legal, regulatory or governmental proceedings are pending to which any of the Subsidiaries is a party or to which the property or assets of the Subsidiaries are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, could have a material adverse effect on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby or by the Final Memorandum and to the knowledge of such counsel, no such material proceedings have been threatened against the Subsidiaries or with respect to any of their respective assets or properties;

                  (2) To the best knowledge of such counsel, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                  (3) To the best knowledge of such counsel, each of the Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing individually or in the aggregate would not result in a Material Adverse Effect; and

                  (2) None of the Company or the Subsidiaries is in violation of its respective Organizational Documents; to the knowledge of such counsel, no default by the Company or any of the Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Material Contract which could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, none of the Company nor the Subsidiaries is in breach or violation of any law, statute, rule or regulation, or any judgment, decree or order of any governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets such that any such breach or violation could reasonably be expected to have a Material Adverse Effect.

         In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Preliminary Memorandum and Final Memorandum and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Final Memorandum at the date thereof or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial or statistical data set forth or referred to in the Final Memorandum).

         In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of Colorado and (B) may rely, as to matters of fact, to the extent she deems proper on representations or certificates of responsible officers of the Company and certificates of public officials.

         References to the Final Memorandum in this subsection (a)(ii) include any supplements thereto at or prior to the Closing Date.

         (b) The Initial Purchasers shall have received the opinion, dated as of the Closing Date, of Cahill Gordon & Reindel, Counsel for the Initial Purchasers, with respect to certain matters set forth in clauses (8) (with respect to "Description of the Notes" and "Exchange Offer; Registration Rights,") (10) (assuming the due authorization, execution and delivery of each of the Indenture and Registration Agreement by each party thereto),
    (11) and (13) of subsection (a)(i) of this Section 6.

         In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

         In addition, such counsel shall state that such counsel has participated in conferences with representative of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent accountants for the Company at which conferences the contents of the Preliminary Memorandum and Final Memorandum and related matters were discussed, and although such counsel has not verified and does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Final Memorandum, at the date thereof or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data set forth or referred to in the Final Memorandum).

         (c) The following conditions contained in clauses (i) and (ii) of this subsection (c) shall have been satisfied at and as of the Closing Date, and the Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder in all material respects at or prior to the Closing Date; and

                  (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, whether or not in the ordinary course of business. As used in this subparagraph, the term "Final Memorandum" means the Final Memorandum in the form first used to confirm sales of the Securities.

         (d) At the Execution Time and at the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to financial statements and certain financial information contained in the Final Memorandum, in form and substance satisfactory to Counsel for the Initial Purchasers.

         All references in this Section 6(d) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

         (e) At the Execution Time and at the Closing Date, each of PriceWaterhouseCoopers LLP and De Meo, Young, McGrath & Company, P.A. shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to financial statements and certain financial information contained in the Final Memorandum, in form and substance satisfactory to Counsel for the Initial Purchasers.

         All references in this Section 6(e) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

         (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.

         (g) On or prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

         (h) The Company and the Trustee shall have entered into the Indenture.

         (i) The Company and the Initial Purchasers shall have entered into the Registration Agreement.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Initial Purchasers, at 80 Pine Street, New York, New York, on the Closing Date.

         7. Reimbursement of Expenses. (a) Whether or not any sale of the Securities is consummated, the Company agrees to pay and bear all costs and expenses incident to the performance of all of its obligations under this Agreement, including (i) the preparation and printing of the Preliminary Memorandum, the Final Memorandum and any amendments or supplements thereto and the cost of furnishing copies thereof to the Initial

Purchasers, (ii) the preparation, issuance, printing and distribution of the Securities, the Exchange Notes, the Private Exchange Notes, if any, and any survey of state securities or "blue sky" laws or legal investment memoranda,
(iii) the delivery to the Initial Purchasers of the Securities, the Exchange Notes or the Private Exchange Notes, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under the applicable state securities or "blue sky" laws in accordance with the provisions of Section 5(i) hereof and any filing for review of the offering with the NASD, if required, including filing fees and reasonable fees and disbursements of counsel to the Initial Purchasers in connection therewith and in connection with the preparation of any survey of state securities or "blue sky" laws or legal investment memoranda, (vi) any fees charged by rating agencies for rating the Securities, the Exchange Notes and the Private Exchange Notes, if any, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (viii) all expenses (including travel expenses) of the Company and the Initial Purchasers in connection with any meetings with prospective investors in the Securities and (ix) all expenses and listing fees in connection with the application for designation of the Securities as PORTAL securities and to permit the Securities, the Exchange Notes and the Private Exchange Notes, as applicable, to be eligible to clearance through The Depository Trust Company.

         (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Securities on the Closing Date, the Company will reimburse the Initial Purchasers severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         The foregoing indemnity with respect to any untrue statement contained in or any omission from the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or any affiliate or person who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) from whom the person asserting such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Final Memorandum (or any amendment or supplement thereto), if the Company shall have previously furnished copies thereof to the Initial Purchasers in accordance with this Agreement, at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or the omission from the Preliminary Memorandum was corrected in the Final Memorandum (or any amendment or supplement thereto).

         (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the table, fifth paragraph and tenth paragraph under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company on the one hand and the Initial Purchasers on the other hand agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company or one or more of the Initial Purchasers, as applicable, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company or the Initial Purchasers from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Initial Purchasers, as applicable, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering received by each of them, respectively, (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8 each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or Company. In the event of a default by any Initial Purchaser as set forth in this Section 9 the Closing Date shall be postponed for such period, not exceeding seven days, as the Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in any of the Company's securities shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange or the NASDAQ National Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Smith Barney Inc., at Seven World Trade Center, New York, New York 10048; if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Verio Inc., 8005 South Chester Street, Suite 200, Englewood, Colorado 80112,
Attention: Carla Hamre Donelson, Esq.; with a copy to Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105, Attention: Gavin Grover, Esq.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(f) hereof, no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law, executive order or regulation to close.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument. [Signature Page Follows]

                            [Signature Page Follows]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                                     Very truly yours,

                                     VERIO INC.


                                     By: /s/ CARLA HAMRE DONELSON
                                         --------------------------------------
                                         Name: Carla Hamre Donelson
                                         Title: Vice President, General
                                                  Counsel and Secretary


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities
  Corporation
First Union Capital Markets,
  a division of Wheat First Securities, Inc.


By:   Salomon Smith Barney Inc.


By:   /s/ SAMIR HUSSEIN
      -------------------------
      Name: Samir Hussein
      Title: Attorney-in-fact

                                   SCHEDULE I


                                                                               Principal Amount
                                                                                   of Notes
Initial Purchasers                                                             To Be Purchased
------------------                                                             ---------------
Salomon Smith Barney Inc.....................................                    $222,400,000
Credit Suisse First Boston Corporation.......................                      80,000,000
Donaldson, Lufkin & Jenrette Securities Corporation..........                      80,000,000
First Union Capital Markets, a division of Wheat First
     Securities, Inc.........................................                      17,600,000
                                                                                 ------------
     Total                                                                       $400,000,000
                                                                                 ============

                                   SCHEDULE II


Subsidiaries


                                                                                     Percentage
                                                  Organized                          Ownership
Name of Entity                                    Under Laws of                      of Company
--------------                                    -------------                      ----------
Verio-Northern California, Inc.                   Colorado                           100%
Verio-Northeast, Inc.                             Colorado                           100%
Verio-Southern California, Inc.                   Delaware                           100%
Verio-Texas, Inc.                                 Delaware                           100%
NTX, Inc. d/b/a TABNet                            California                         100%

                                  SCHEDULE III


Material Contracts


         1. Indenture, dated as of June 24, 1997, by and among Verio Inc. and First Trust National Association (as trustee).

         2. Warrant Agreement, dated as of June 24, 1997, by and between First Trust National Association and Verio Inc.

         3. Common Stock Registration Rights Agreement, dated as of June 17, 1997, by and among Verio Inc., Brooks Fiber Properties, Inc., Norwest Equity Partners V, Providence Equity Partners, Centennial Fund V, L.P., Centennial Fund IV, L.P. (as investors) and the Initial Purchasers.

         4. Registration Rights Agreement, dated as of June 17, 1997, by and among Verio Inc. and the Initial Purchasers.

         5. Lease Agreement, dated as of June 20, 1997, by and between Verio Inc. and Highland Park Ventures, LLC, with respect to the property in Englewood, Colorado, including the First Amendment to Lease Agreement, dated as of December 16, 1997.

         6. Lease Agreement, dated as of May 24, 1997, by and between Verio Inc. and IM Joint Venture, with respect to the property in Dallas, Texas, as amended.

         7. Form of Indemnification Agreement between Verio Inc. and each of its officers and directors.

         8. Amended and Restated Stockholders Agreement, dated as of May 20, 1997, by and between Verio Inc., the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and members of the management of Verio Inc.

         9. The 1996 Stock Option Plan of Verio Inc.

         10. The 1997 California Stock Option Plan of Verio Inc..

         11. The 1998 Employee Stock Purchase Plan of Verio Inc..

         12. The 1998 Stock Incentive Plan of Verio Inc..

         13. Form of Compensation Protection Agreement between Verio Inc. and each of its officers.

         14. Master Service Agreement, dated as of August 23, 1996, by and between Verio Inc. and MFS Datanet, Inc.

         15. Agreement for Terminal Facility Collocation Space, dated August 8, 1996, by and between MFS Telecom, Inc. and Verio Inc.

         16. Bilateral Peering Agreement, dated May 19, 1997, between AT&T Corp. and Verio Inc.

         17. Master Lease Agreement, dated November 17, 1997, by and between Insight Investments Corp. and Verio Inc.

         18. Master Lease Agreement, dated October 27, 1997, by and between Cisco Capital Systems Corporation and Verio Inc.

         19. Lateral Exchange Networks Interconnection Agreement, dated February 3, 1997, by and between Sprint Communications Company L.P. and Verio Inc.

         20. Cover Agreement, dated September 30, 1996, by and between Verio Inc. and Sprint.

         21. Amendment One to Cover Agreement, dated November 7, 1996, by and between Verio Inc. and Sprint.

         22. Amendment Two to Cover Agreement, dated March 2, 1998, by and between Verio Inc. and Sprint.

         23. Indenture, dated as of March 25, 1998, by and among Verio Inc. and First Trust National Association (as trustee).

         24. Registration Rights Agreement, dated as of March 25, 1998, by and among Verio Inc. and the Initial March 1998 Notes Purchasers.

         25. Capacity and Services Agreement, dated as of March 31, 1998, by and among Verio Inc. and Qwest Communications Corporation.

         26. Credit Agreement, dated as of April 6, 1998, by and among Verio Inc., The Chase Manhattan Bank (as administrative agent) and Fleet National Bank (as documentation agent).

         27. Stock Purchase and Master Strategic Relationship Agreement, dated as of April 7, 1998, by and among Verio Inc. and Nippon Telegraph and Telephone Corporation ("NTT"), a Japanese corporation.

         28. Investment Agreement, dated as of April 7, 1998, by and among Verio Inc. and NTT.

         29. Outside Service Provider Agreement, dated as of April 7, 1998, by and among Verio Inc. and NTT America, Inc.

         30. Master Services Agreement, dated as of June 13, 1997, by and between Verio Inc. and MCI Telecommunications Corporation ("MCI").

         31. MCI Domestic (US) Public Interconnection Agreement dated as of June 12, 1997, by and between Verio Inc. and MCI, as amended.

         32. Verio Inc.'s 1998 Non-Employee Director Stock Incentive Plan.

         33. Interconnection Agreement, effective as of April 1, 1998 by and between Verio Inc. and UUNET Technologies, Inc.

         34. Strategic Partner Services Agreement, dated as of ________ , 1998, by and among Verio Inc. and NTT.

                                                                       EXHIBIT A


                       Selling Restrictions for Offers and
                         Sales Outside the United States


         (1) (a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or
(ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and [specify closing date of the offering], except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

         (c) Terms used in this section have the meanings given to them by Regulation S.

         (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.



                                      -2-